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                                                                    EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of New Horizons Worldwide, Inc. on Form S-3 of our report dated February 27, 1998, appearing in the Annual Report on Form 10-K of New Horizons Worldwide, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                                 /s/ DELOITTE & TOUCHE LLP
                                                 -------------------------------
                                                 DELOITTE & TOUCHE LLP


Costa Mesa, California
November 6, 1998